                             SUBSCRIPTION AGREEMENT
                 (REGULATION S - NON-U.S. PERSONS OUTSIDE U.S.)

To:      EMPS Corporation (the "Issuer")

Re:      Purchase and Sale of Shares of Common Stock of the Issuer

Dates for Reference: December 28, 2004

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth in
Schedules "A" and "B" attached to this subscription and by this reference incorporated herein, that number of Shares of Common Stock of the Issuer set out on page 2.

The Subscriber and the Issuer hereby agree that the Shares, and the subsequent re-offering and resale thereof, have and shall be conducted on the terms and conditions specified in Schedule "A" hereto. The Subscriber hereby makes, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, the acknowledgments, representations and warranties set out in
Schedule "B" hereto, and agrees that the Issuer can rely on such acknowledgments, representations and warranties should this subscription offer be accepted.

         INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION PRIOR TO DELIVERY TO THE
ISSUER

    1.   All Subscribers must complete the information required on page 2 with respect to subscription amounts and registration and delivery particulars.

    2.   Return this subscription to the Placement Agent ("Aton Securities,
         Inc.").

    3.   Send a US$ wire transfer that will be payable to ASAEL T. SORENSEN,
         JR., Attorney at Law, as Escrow Agent, in the amount of applicable subscription funds, according to the following wire instructions:

                  Beneficiary Bank:         Wells Fargo Bank
                                            Foothill North Branch
                                            1290 South Foothill Drive
                                            Salt Lake City, Utah 84108

                                            ABA Routing: 121000248
                                            SWIFT: WFBIUS6S

                  Beneficiary:              Asael T. Sorensen, IOLTA
                                            Account # 1652695584

SUBSCRIPTION AMOUNTS

Number of Shares of Common Stock to be purchased at           100,000
                                                    ----------------------------
U.S.$2.85 each

Aggregate Subscription Amount:                      U.S.$  285,000
                                                    ----------------------------

Placement Agent (check one):

    X      Aton Securities, Inc.
----------
           Other
----------

REGISTRATION AND DELIVERY (Complete  BOX A. For Broker registration, ALSO complete BOX B):
-------------------------

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BOX A: SUBSCRIBER INFORMATION AND SIGNATURE

Firebird Global Master Fund, Ltd.
-------------------------------------------------------------------------------------------------------------
(name of subscriber)

c/o Citco Fund Services (Cayman Islands) Ltd., Regatta Office Park,
West Bay Road, PO Box 31106 SMB, Grand Cayman, Cayman Islands
-------------------------------------------------------------------------------------------------------------
(address - include city, province and postal code)

Jamie Kanterman (212-698-9260)                             x
--------------------------------------------------         --------------------------------------------------
(contact name and telephone number)                        (signature of subscriber/authorized signatory)

J.Kanterman@fbird.com                                      James Passin, Director
--------------------------------------------------         --------------------------------------------------
(contact email address)                                    (if applicable, print name of signatory
and office)

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BOX B:  FOR REGISTRATION THROUGH BROKER OR TRUSTEE

                                              in trust for
----------------------------------------------            ---------------------------------------------------
(name of the registered holder)                           (name of beneficial holder)

-------------------------------------------------------------------------------------------------------------
(address of registered holder -- include city, province and postal code)

------------------------------------------------------
(registered holder: contact name and telephone number)

------------------------------------------------------
(registered holder:  contact email address)

----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
If the Subscriber is acting as agent and registered holder   If the Shares subscribed for are to be delivered to an
for a principal and is not a trust company or portfolio      address other than that provided in Box A or Box B above:
manager acting as trustee or agent for fully managed
accounts:

                                                             FGS Advisors LLC
----------------------------------------------------------   ----------------------------------------------------------
(name of principal)                                          (name of addressee)

                                                             152 W. 57th St., 24th Floor
----------------------------------------------------------   ----------------------------------------------------------
(address of principal)                                       (address)

                                                             New York, NY 10019
----------------------------------------------------------   ----------------------------------------------------------
(address of principal)                                       (address)

-----------------------------------------------------------------------------------------------------------------------

Execution by the Subscriber in Box A hereof shall constitute an irrevocable offer and agreement by the Subscriber to subscribe for the Shares described herein on the terms and conditions herein set out. The Issuer shall be entitled to rely on the delivery of a facsimile copy of this subscription, and acceptance by the Issuer of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms and conditions hereof.

ACCEPTANCE

This subscription is accepted and agreed to by   ) EMPS Corporation
the Issuer as of the 26th day of January, 2005:  )
                                                 )
                                                 ) -------------------------------------
                                                 ) BY: MARAT CHERDABAYEV, SECRETARY

                                   SCHEDULE A

1.       INTERPRETATION

     1.1      Unless otherwise stated, all dollar figures herein expressed are in U.S. Dollars.

     1.2      Unless the context otherwise requires, a reference in this subscription and the Schedules hereto to:

              (a)   "Closing refers to the delivery of the subscription funds to
                    EMPS Corporation and delivery of a share certificate(s)
                    issued as directed in the Subscription Agreement to the
                    subscriber to an overnight courier addressed to the
                    subscriber. The delivery of share certificates and funds
                    will be made simultaneously by the Escrow agent;

              (b)   "Public Record" refers to all public information which has been filed by the Issuer with the United States Securities and Exchange Commission ("SEC");

              (c)   "Securities Act" refers to the Securities Act or analogous legislation and all regulatory notices, orders, rules,
                    regulations, policies and other instruments incidental
                    thereto in the country of domicile of the Subscriber.

              (d)   "Securities Commission" refers to the securities commission or similar regulatory authorities in the Province or Country that administers the respective Securities Act;

              (e)   "Shares" means shares of Common Stock of the Issuer,

              (f)   "1933 Act" means the United States of America Securities Act of 1933, as amended;

2.       SUBSCRIPTION

     2.1      The Issuer is offering a maximum of 7,000,000 Shares of its common stock, $0.001 par value per share (the "Common Stock") at a price of $3.00 per share of Common Stock (each a "Share" and
              collectively the "Shares"), for aggregate proceeds of a maximum of
              $21,000,000, in a transaction exempt from registration under the
              1933 Act and the regulations promulgated thereunder (the
              "Offering").

     2.2      The Issuer reserves the right to increase the size of the Offering at its discretion, to US$23,100,000, should the Offering be oversubscribed.

3.       CLOSING

     3.1      All subscription funds will be held in escrow by Asael T.
              Sorensen, Jr., Attorney at Law, acting as Escrow Agent for the
              Issuer, pending the acceptance or rejection of the Subscriber's subscription which will occur on or before five days after receipt of subscription funds during the Offering Period, which is
              February 15, 2005, unless extended by the Issuer to April 30, 2005
              (the "Offering Period"). Upon the acceptance of subscriptions during the Offering Period, the subscription funds will be released to the Issuer and certificates representing Shares will be delivered to the subscriber.

              Subscriptions are irrevocable. If the subscription offer is rejected all related subscription funds will be returned to the
              Subscriber without interest, set-off or deduction.

     3.2      There is no minimum offering, all subscription funds received by the escrow Agent will be delivered to the Issuer for its immediate use upon the acceptance of the subscription by the Issuer.

4.       ELIGIBILITY AND SUBSCRIPTION PROCEDURE

     4.1      The Offering contemplated herein is being made pursuant to exemptions (the "Exemptions") from the registration and prospectus requirements of applicable securities laws. The Issuer will rely on the representations and warranties contained in this
              subscription to determine the applicability of available
              Exemptions.

     4.2      The Offering contemplated herein is not, and under no
              circumstances is to be construed as, a public offering of the
              Shares. The Offering is not being made, and this subscription does not constitute, an offer to sell or the solicitation of an offer to buy the Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

     4.3      Subscribers must complete and execute this subscription (PLEASE
              SEE THE INSTRUCTIONS LISTED ON THE FACE PAGE HEREOF) and return them to the Placement Agent with a US$ wire transfer that will be payable to ASAEL T. SORENSEN, ATTORNEY AT LAW, AS ESCROW AGENT FOR
              EMPS CORPORATION, in the amount of the applicable subscription funds.

     4.4      A subscription will only be effective upon its acceptance by the
              Issuer. Subscriptions will only be accepted if the Issuer is satisfied that, and will be subject to a condition for the benefit of the Issuer that, the Offering can lawfully be made in the jurisdiction of residence of the Subscriber pursuant to an available Exemption and that all other applicable securities laws have been and will be complied with in connection with the proposed distribution.

     4.5      The Issuer reserves the right to accept or reject any subscription in whole or in part. The Issuer shall have no liability whatsoever to any Subscriber in the event that any of the foregoing shall occur.

5.       USE OF OFFERING MEMORANDUM

     5.1      Subscriber acknowledges receipt and review of the Confidential
              Private Offering Memorandum delivered in connection with the
              Offering contemplated herein.

6.       CLOSING

     6.1      The Offering contemplated herein will be completed at one or more
              Closings at such time or times, on such date or dates, and at such place or places, as required by the Subscription Agreement. At each Closing, the Issuer will deliver certificates representing the Shares to those Subscribers whose subscriptions have been accepted, against delivery or prior receipt of the subscription funds therefor.

7.       RESALE RESTRICTIONS AND SHARE CERTIFICATE LEGENDS

     7.1      The Subscriber hereby acknowledges that the Issuer is a registered reporting issuer in the United States, but is not a "reporting issuer" in any foreign jurisdiction.

     7.2      The Subscriber is acknowledges that although there are no legal restrictions on the transferability of the Shares, the subscriber must register the Shares or have an exemption from registration before the Subscriber may publicly resell the Shares in the United
              States. The Issuer may refuse to register transfer of the Shares in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a "no-action" or interpretative letter from the SEC or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Shares are free of any
              restrictions under the 1933 Act, the issuer may refuse to transfer the Shares to any transferee who does not furnish in writing to the issuer the same representations and agree to the same
              conditions with respect to such Shares as are set forth herein.
              The issuer may also refuse to transfer the Shares if any
              circumstances are present reasonably indicating that the
              transferee's representations are not accurate.

     7.3      The criteria that must be met in order to make public resales of the Shares within the U.S. are set forth specifically in Rule 144 promulgated under the 1933 Act. After one year from the later of the date the Shares are acquired from the Issuer or an affiliate of the Issuer and the full purchase price or other consideration is paid, all as calculated in accordance with rule 144(d), sales of the Shares in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule.
              After two years from the date the Shares are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not
              (and has not been for the preceding three months) an affiliate of the issuer.

     7.4      The Issuer has no obligation to file a prospectus qualifying the distribution of the Shares in any jurisdiction where the Offering is made and has no intention to do so, except as it may be required to file a registration statement covering the public resale of the Shares within the United States upon the request of
              51% of the subscribers to the Offering, under the terms of the
              Registration Rights agreement between the Issuer and the Placement
              Agents for the benefit of the Subscribers to the Offering.

     7.5      The foregoing is a summary only and is not intended to be
              exhaustive. Subscribers are advised to consult with their own advisors concerning the particular nature of the restrictions on transfer, the extent of the applicable holding period and the possibilities of utilizing any further Exemptions or the obtaining of a discretionary order to transfer any Shares. Accordingly,
              Subscribers are further advised against attempting to resell or transfer any Shares until they have determined that any such resale or transfer is in compliance with the requirements of all applicable securities laws, including but not limited to the filing with the appropriate regulatory authority of initial trade and other reports required upon any resale of Shares.

     7.6      The Issuer will place a legend on the certificates representing the Shares as may be required under applicable securities laws, or as it may otherwise deem necessary or advisable.

8.       COSTS

     8.1      The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase, resale or transfer of the Shares shall be borne by the
              Subscriber.

9.       MISCELLANEOUS

     9.1      Each party to this subscription covenants and agrees that it will, from time to time both before and after the Closing, at the request and expense of the requesting party, promptly execute and deliver all such other instruments, notices, releases, escrow agreements, undertakings and other documents, and shall do all such other acts and other things, as may be necessary or desirable for the purposes of carrying out the provisions of this
              subscription.

     9.2      Except as expressly provided for in this subscription and in the agreements, instruments and other documents contemplated or provided herein, this subscription contains the entire agreement between the parties with respect to the sale of the Shares and there are not other terms, conditions, representations,
              warranties, acknowledgements and covenants, whether expressed or implied, whether written or oral, and whether made by statute, common law, the parties hereto or anyone else. This subscription may only be amended by instrument in writing signed by both parties hereto.

     9.3      This subscription is governed by the laws of the State of Nevada and the federal laws of the United States of America applicable therein. The Subscriber, in his personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom he is acting, irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

     9.4      The invalidity or unenforceability of any particular provision of this subscription shall not affect or limit the validity or enforceability of the remaining provisions of this subscription.

     9.5      This subscription, including without limitation the terms, conditions, representations, warranties, acknowledgments and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Subscriber
              notwithstanding the completion of the purchase and sale of the
              Shares and any subsequent disposition thereof by the Subscriber.

     9.6      This subscription is not transferable or assignable.

                                   SCHEDULE B

1.       ACKNOWLEDGMENTS OF THE SUBSCRIBER

     1.1      The Subscriber hereby acknowledges and agrees for the benefit of the Issuer that:

                  (a) its decision to execute this subscription and purchase of the Shares agreed to be purchased hereunder has not been based upon any oral or written representation or warranty as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of the Public Record and Confidential Private Offering
         Memorandum in connection with the Offering;

                  (b) no Securities Commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

                  (c) the Issuer is a U.S. publicly traded company, but is not a
         "reporting issuer" in any foreign jurisdiction;

                  (d) there is no insurance covering the Shares;

                  (e) there are restrictions on the Subscriber's ability to
         resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares;

                  (f) it (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Shares and the applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible, and neither the Issuer, Aton
         Securities, Inc. nor Asael T. Sorensen, Esq. is in any way responsible, for compliance with applicable resale restrictions;

                  (g) to the knowledge of the Subscriber, the sale of the Shares was not accompanied by any advertisement or solicited in any manner in contravention of applicable 1933 Act or other applicable securities laws;

                  (h) the offer made by this subscription is irrevocable and requires acceptance by the Issuer;

                  (i) the subscription is not enforceable by the Subscriber
         unless it has been accepted by the Issuer and the Subscriber waives any requirement on the Issuer's behalf to communicate acceptance of this subscription to the Subscriber;

                  (j) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, not have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the
         Shares;

                  (k) the Shares are speculative investments which involved a substantial degree of risk;

                  (l) the Subscriber has had access to and has received all such information concerning the Issuer that the Subscriber has considered necessary in connection with the Subscriber's investment decision;

                  (m) the Subscriber confirms that he/she/it is not a U.S.
         Person or acting or on behalf of a U.S. Person; and

                  (n) the Issuer will rely on the acknowledgments,
         representations and warranties made herein or otherwise provided by the
         Subscriber to the Issuer in completing the sale and issue of the Shares to the Subscriber.

2.       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SUBSCRIBER

     2.1      If the Subscriber is purchasing the Shares as principal for its own account, the Subscriber hereby represents, warrants and covenants to and with the Issuer that it is purchasing such Shares not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Shares.

     2.2      Each Subscriber hereby represents, warrants and covenants to and with the Issuer that:

                  (a) the Subscriber has no knowledge of a "material fact" or
         "material changes", as those terms are defined in the Securities Act, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

                  (b) the Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out on the execution page of this subscription

                  (c) the Subscriber has the legal capacity and competence to enter into and execute this subscription and to take all actions required pursuant hereto and, it the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this subscription on behalf of the Subscriber;

                  (d) the entering into of this subscription and the
         transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the subscriber, and if the subscriber is a corporation or other legal entity, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

                  (e) the Subscriber had duly and validly authorized, executed and delivered this subscription and except as specifically provided otherwise herein, it constitutes a valid and binding agreement of the
         Subscriber enforceable against the Subscriber;

                  (f) in connection with the Subscriber's investment in the
         Shares, the Subscriber has not relied upon the Issuer or the Issuer's legal counsel or advisors for investment, legal or tax advice, and has, if desired, in all cases sought the advice of the Subscriber's own personal investment advisor, legal counsel and tax advisors, and the
         Subscriber is either experienced in or knowledgeable with regard to the affairs of the Issuer or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in

         general, and investments in particular, of evaluating the merits and risks of an investment in the Shares; and it is able to bear the economic risk of an investment in the Shares, and can otherwise be reasonably assumer to have the capacity to protect its own interest in connection with the investment;

                  (g) Regulation S. The Subscriber understands that the Shares to be purchased by it pursuant to this Agreement have not been registered under the 1933 Act in reliance on an exemption contained in
         Regulation S promulgated under the 1933 Act ("Regulation S"), and that the Company is relying upon the truth and accuracy of the
         representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the Subscriber's suitability to acquire the Shares.

                  (h) Non-U.S. Person. The Subscriber is not, and at the time of the acquisition of the Shares will not be, a "U.S. person" as defined in Regulation S under the 1933 Act. The Subscriber is not, and at the time of the acquisition of the Shares will not be, acquiring the Shares for the benefit of a "U.S. person" as defined in Regulation S under the
         1933 Act. Upon consummation of the transactions contemplated by
         Agreement, the Subscriber will be the sole beneficial owner of the
         Shares issued to it pursuant to this Agreement, and the Subscriber has not pre-arranged any sales with any purchaser or purchasers in the
         United States. For purposes of this Agreement, a "U.S. person"
         includes, without limitation, any natural person resident in the United
         States, any partnership or corporation organized or incorporated under the Laws of the United States (other than certain branches of non-U.S.
         banks or insurance companies), any estate of which any executor or administrator is a U.S. person or any trust of which any trustee is a
         U.S. person (with certain exceptions) and any agency or branch of a foreign entity located in the United States, but does not include a natural person not resident in the United States. The "United States"
         means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

                  (i) Outside the U.S. The Subscriber is outside the United
         States as of the date of the execution and delivery of this Agreement and will be outside the United States at the time of the purchase of
         Shares as contemplated by this Agreement; provided, that delivery of the Shares may be effected in the United States through the
         Subscriber's agent as long as the Subscriber is outside the United
         States through the Subscriber's agent as long as the Subscriber is outside the United States at the time of such delivery.

                  (j) Limitation on Transfer. The Subscriber understands that the Shares cannot be offered for sale, sold or otherwise transferred unless in accordance with the provisions of Regulation S of the 1933
         Act, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 933 Act. The Subscriber has no present intention to sell or otherwise transfer the Shares except in accordance with the provisions of Regulation S of the 1933
         Act, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act. The
         Subscriber understands that the Company is required, under Rule 903 of
         Regulation S, to refuse to register the transfer of any of the Shares to be received by the Subscriber pursuant to this Agreement that are not transferred pursuant to a registration statement under the 1933
         Act, in compliance with Regulation S under the 1933 Act or otherwise pursuant to an available exemption from registration.

                                       10

                  (k) No Short Position. The Subscriber covenants that the
         Subscriber will not directly or indirectly, or through one more intermediaries, maintain any short position in the Common Stock during the Distribution Compliance Period, as defined in Regulation S.

                  (l) No Hedging Transactions. The Subscriber hereby agrees not to engage in hedging transactions with regard to the Common Stock unless in compliance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act.

                  (m) The Subscriber shall indemnify and hold the Issuer
         harmless from all costs and expenses, including reasonable attorney's fees, incurred by the Issuer as a result of a breach of any term hereof by the Subscriber. Further, all of the representations and warranties of the Subscriber contained herein and all information furnished by the
         Subscriber to the Issuer are true, correct and complete in all respects, and the Subscriber agrees to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein.

                  (n) Limitations on Resale. The Subscriber will resell the
         Shares only in accordance with the provisions of Regulation S of the
         1933 Act, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act. The
         Subscriber will not resell the Shares to U.S. persons or within the
         United States for at least a period of one year from the date the
         Shares are fully paid for. The Subscriber will only resell the Shares in compliance with Rule 904 of Regulation S, which Rule requires, among other things, a purchaser to also comply with Regulation S;

                  (o) no person has made to the Subscriber any written or oral representations:

                  (i)      that any person will resell or repurchase the Shares;

                  (ii)     that any person will refund the purchase price for
                           the Shares;

                  (iii)    as to the future price or value of the Shares; or

                  (iv)     that the Shares will be listed and posted for trading
                           or any stock exchange other than the common shares of
                           the Issuer being traded in the United States on the
                           National Association of Dealers' Over-the Counter
                           ("OTC") Bulletin Board (symbol: EPSC);

                  (p) the Subscriber will comply with the applicable provisions of the Securities Act and any other relevant securities laws concerning the purchase and holding of the Shares and any resale of the Shares;

                  (q) the Subscriber:

                  (i)      is knowledgeable of, or has been independently
                           advised as to, the Securities Laws (which is defined
                           herein to mean, in respect of each and every offer or
                           sale of the Shares, any Shares laws having
                           application to the Subscriber and the Offering other
                           than the laws of the U.S. and all regulatory notices,
                           orders, rules, regulations, policies and other
                           instruments incidental thereto) which would apply to
                           this subscription, if any;

                                       11

                  (ii)     is purchasing the Shares pursuant to an applicable
                           exemption from any prospectus, registration or
                           similar requirements under the Securities Laws of
                           that International Jurisdiction, or, if such is not
                           applicable, the Subscriber is permitted to purchase
                           the Shares under the Securities Laws of the
                           International Jurisdiction without the need to rely
                           on exemptions;

                  (iii)    confirms that Securities Laws do not require the
                           Issuer to make any filings or seek any approvals of
                           any kind whatsoever from any regulatory authority of
                           any kind whatsoever in the International
                           Jurisdiction; and

                  (iv)     confirms that the Shares are being acquired for
                           investment purposes only and not with a view to
                           resale and distribution, and the distribution of the
                           Shares to the Subscriber by the Issuer complies with
                           all Securities Laws.

                                       12